OPPENHEIMER NEW YORK MUNICIPAL FUND
                                  EXHIBIT INDEX


Exhibit No.                Description

23(j)                      Independent Auditors Consent

                          INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer New York Municipal Fund:

We consent to the use in this Registration Statement of Oppenheimer New York Municipal fund of our report dated October 20, 2000, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the references to our firm under the headings "Financial Highlights" included in the Prospectus, which is also part of such Registration Statement and "Independent Auditors" appearing in the Statement of Additional Information.



/s/ KPMG LLP
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KPMG LLP

Denver, Colorado
January 25, 2001